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                                                                   EXHIBIT 10(b)

                       [LETTERHEAD ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report for Goldman Sachs Variable Insurance Trust dated December 15, 1997 (and to all references to our firm) included or incorporated by reference in Pre-Effective Amendment No. 1 and Amendment No. 1 to Registration Statement File Nos. 333-35883 and 811-08361, respectively.

                                                        /s/ Arthur Andersen LLP
                                                        -----------------------
                                                        Arthur Andersen LLP

Boston, Massachusetts
December 15, 1997